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                                                                      EXHIBIT 21

                              LIST OF SUBSIDIARIES

                                                                    Jurisdiction
                                                                         of
     Subsidiary                                                     Organization
     ----------                                                     ------------
     1. Dan River Factory Stores, Inc..............................   Georgia
     2. The Bibb Company...........................................   Delaware
     3. Dan River International Ltd................................   Virginia
     4. DanZa S. de R.L. de C.V....................................   Mexico